UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010 (July 28, 2010)

Premier Exhibitions, Inc.
 (Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 842-2600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Premier Exhibition, Inc.’s Annual Meeting of Shareholders was held on Wednesday, July 28, 2010. The following persons were elected to the Board of Directors for a term of one year:

	FOR	AUTHORITY WITHHELD
William M. Adams	9,799,678	1,562,043
Douglas Banker	10,168,277	1,193,444
Ronald C. Bernard	11,303,343	58,378
Christopher J. Davino	11,257,021	104,700
Jack Jacobs	10,860,268	501,453
Stephen W. Palley	11,306,721	55,000
Mark A. Sellers	11,193,066	168,655
Bruce Steinberg	10,808,889	552,832
Samuel S. Weiser	11,257,209	104,512
Shareholders ratified the appointment of Cherry, Bekaert & Holland, L.L.P. as Premier’s independent registered public accounting firm for fiscal year 2011. Stockholders cast 31,834,084 votes for the appointment, 548,149 votes against the appointment and abstained from casting 46,182 votes on the appointment of the independent registered public accounting firm.
Shareholders did not approve the amendment to Premier Exhibitions, Inc.’s Articles of Incorporation to authorize 20,000,000 shares of preferred stock. Stockholders cast 7,417,150 votes for the amendment, 3,924,016 votes against the amendment and abstained from casting 20,555 votes on the amendment to the Articles of Incorporation.
Item 8.01 Other Events.
On July 29, 2010, Premier Exhibitions, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press Release dated July 29, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
	By:	/s/ John A. Stone
John A. Stone
Date: July 29, 2010		Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 29, 2010